Exhibit 99.1

Appleton Acquires New England Extrusion;

Expands Packaging Capabilities

(Appleton, Wis., January 12, 2005) Appleton announced today that it has acquired New England Extrusion, Inc. a privately-held company that manufactures single and multilayer polyethylene films for packaging applications. The purchase price was approximately $68 million plus the assumption of certain liabilities.

“Our growth strategy includes acquiring well-managed, customer-focused companies, and New England Extrusion (NEX) meets those criteria,” said Doug Buth, Appleton’s chief executive officer. “NEX provides unique film products and technical expertise, a strong market presence and an experienced management team that we will leverage to accelerate the growth of our packaging business. We also intend to provide the resources to enable NEX to continue its strong growth.” He added that NEX will continue to do business as New England Extrusion.

Gary Stetson, NEX founder and president, said NEX and Appleton share an operating philosophy that focuses on customer service. “This acquisition is good news for our customers and employees because of Appleton’s focus on product quality and service as well as continued business growth,” said Stetson.

NEX was founded in 1988 in Turners Falls, Mass., employs 100 people and expects sales of approximately $50 million in 2004. To accommodate its rapid growth, NEX expanded its original facility three times and added a second manufacturing facility in Milton, Wis., in 1998. NEX sells high performance film to converters and end users in the United States and Canada who laminate, print, coat or convert films for flexible packaging applications. NEX’s polyethylene film is converted to produce packaging for food, personal care, medical, and industrial products. To reinforce its commitment to quality, service, technical expertise and customer satisfaction, New England Extrusion is an ISO 9001:2000 registered company.

The addition of NEX complements Appleton’s current film production capabilities from its subsidiary American Plastics based in Rhinelander, Wis. American Plastics manufactures high barrier coextruded films that consist of five to eight layers. Those films are primarily used in flexible packaging for meat, cheese, and other food and industrial products requiring high barrier or strength properties. Combining the capabilities of American Plastics and NEX will enable both companies to expand their abilities to design and produce film products with customer-specified properties.

About Appleton

Appleton uses ideas that make a difference to create product solutions through its development and use of coating formulations and applications, encapsulation technology, and specialized and secure print services. The Company produces carbonless, thermal, security, performance packaging, and specialty coated products. Appleton is headquartered in Appleton, Wis., and has manufacturing operations in Wisconsin, Ohio, Pennsylvania, and the United Kingdom, employs approximately 3,300 people, and is 100 percent employee-owned. For more information visit www.appletonideas.com

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825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359 920-734-9841 appletonideas.com

Media Contacts:

Bill Van Den Brandt,

Manager, Corporate Communications

Appleton

920-991-8613

bvandenbrandt@appletonideas.com

Melissa Gardiner

Marketing Manager

New England Extrusion

800 537-3180

mgardiner@nex-films.com

Notice regarding forward-looking statements

This news release contains forward-looking statements.  The words “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” or similar expressions are intended to identify forward-looking statements.  All statements in this news release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated revenues, projected costs, prospects, plans and objectives of management and events or developments that Appleton expects or anticipates will occur, are forward-looking statements.  All forward-looking statements speak only as of the date on which they are made.  They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of Appleton’s control, that could cause actual results to differ materially from such statements.  These risks and uncertainties include, but are not limited to, the factors listed under the heading “Risk Factors” in Appleton’s 2003 Annual Report on Form 10-K dated April 2, 2004, and in Appleton’s Registration Statement on Form S-4 dated September 22, 2004. Appleton disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Appleton Papers Inc. is a wholly owned subsidiary of Paperweight Development Corp. Paperweight Development Corp. has guaranteed Appleton’s senior credit facilities and senior subordinated notes.

825 East Wisconsin Avenue P.O. Box 359 Appleton, WI 54912-0359 920-734-9841 appletonideas.com